Exhibit 99.1

EVERCORE PARTNERS

EVERCORE PARTNERS REPORTS RECORD FULL YEAR 2011 RESULTS; QUARTERLY DIVIDEND OF $0.20 PER SHARE

Highlights

•	Full Year Financial Summary

•	Record Adjusted Pro Forma Net Revenues of $520.4 million, up 40% compared to 2010

•	Record Adjusted Pro Forma Net Income from Continuing Operations of $63.1 million, up 66% compared to 2010, or $1.48 per share

•	U.S. GAAP Net Revenues of $524.3 million, up 39% compared to 2010

•	U.S. GAAP Net Income from Continuing Operations of $7.9 million, down 16% compared to 2010, or $0.27 per share

•	Fourth Quarter Financial Summary

•	Adjusted Pro Forma Net Revenues of $111.6 million, up 10% compared to Q4 2010

•	Adjusted Pro Forma Net Income from Continuing Operations of $14.1 million, up 29% compared to Q4 2010, or $0.32 per share

•	U.S. GAAP Net Revenues of $112.8 million, up 11% compared to Q4 2010

•	U.S. GAAP Net Income (Loss) from Continuing Operations of ($3) thousand, down from $3.5 million in Q4 2010

•	Investment Banking

•	Record Full Year Net Revenues and Operating Income

•	Advised on the two largest advisory transactions and four of the 10 largest announced energy transactions of 2011

•	Substantially augmented international capabilities – more than 50% of fourth quarter net revenues from clients outside the U.S.; highest level in Firm history

•	Added 14 advisory Senior Managing Directors in U.S. and Europe

•	Investment Management

•	Record Full Year Net Revenues and Operating Income

•	Acquired a 45% interest in ABS Investment Management ($3.5 billion in AUM)

•	Assets Under Management were $13.0 billion

•	Repurchased 1,587,000 shares in the year and 366,000 shares during the quarter

•	Quarterly dividend of $0.20 per share

NEW YORK, February 2, 2012 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $520.4 million for the twelve months ended December 31, 2011, compared to $372.9 million for the twelve months ended December 31, 2010. Adjusted Pro Forma Net Revenues were $111.6 million for the three months ended December 31, 2011, compared to $101.6 million and $163.1 million for the three months ended December 31, 2010 and September 30, 2011, respectively. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $63.1 million, or $1.48 per share, for the twelve months ended December 31, 2011, compared to $38.1 million, or $0.95 per share, for the twelve months ended December 31, 2010. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $14.1 million, or $0.32 per share, for the three months ended December 31, 2011, compared to $10.9 million, or $0.27 per share, for the three months ended December 31, 2010 and $19.8 million, or $0.46 per share, for the three months ended September 30, 2011.

U.S. GAAP Net Revenues were $524.3 million for the twelve months ended December 31, 2011, compared to $375.9 million for the twelve months ended December 31, 2010. U.S. GAAP Net Revenues were $112.8 million for the three months ended December 31, 2011, compared to $101.5 million and $163.2 million for the three months ended December 31, 2010 and September 30, 2011, respectively. U.S. GAAP Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $7.9 million, or $0.27 per share, for the twelve months ended December 31, 2011, compared to $9.5 million, or $0.41 per share, for the twelve months ended December 31, 2010. U.S. GAAP Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc. was ($3) thousand for the three months ended December 31, 2011, compared to $3.5 million, or $0.14 per share, for the three months ended December 31, 2010 and $2.0 million, or $0.06 per share, for the three months ended September 30, 2011.

The Adjusted Pro Forma compensation ratio for the trailing twelve months was 59%, down from 61% in 2010 and 60% for the twelve months ended September 30, 2011. The Adjusted Pro Forma compensation ratio for the three months ended December 31, 2011 was 56%, compared to 61% for the same period in 2010 and 62% for the three months ended September 30, 2011. The U.S. GAAP trailing twelve-month compensation ratio of 68% compares to 66% in 2010 and 68% for the twelve months ended September 30, 2011. The U.S. GAAP compensation ratio for the three months ended December 31, 2011, December 31, 2010 and September 30, 2011 was 66%, 66% and 70%, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“2011 was a year of milestones for Evercore. Through strong teamwork among our professionals, we served a record number of clients, reinforcing our strong culture of excellence and integrity,” said Ralph Schlosstein, President and Chief Executive Officer. “We delivered record results in each of our businesses with strong top line and bottom line growth. In Investment Banking, we consistently gained market share while maintaining high levels of productivity. We invested in the future growth of our business, significantly expanding our capacity to serve clients in Europe and in strategically important industries, including energy and technology. Our early stage businesses in both Investment Banking and Investment Management are steadily increasing revenues and moving towards the black. We also continued our program of inorganic expansion, welcoming Lexicon into our Investment Banking business in the third quarter and ABS Investment Management, a leading fund of equity hedge funds manager, to Evercore at the end of the year. At the same time, we maintained our focus on delivering value to our shareholders. Our full year compensation ratio declined for the third consecutive year and our operating margins exceeded 20% in 2011, the highest level since 2007. We acquired 1.6 million shares of stock in treasury stock transactions, more than offsetting the dilutive effect of bonus equity awards, and increased our dividend for the third consecutive year. These accomplishments and the dedicated work of our team have created strong momentum as we enter 2012, and we look forward to another strong year.”

“The past year demonstrated that Evercore has become one of the strongest and most consistent investment banking firms in the world,” said Roger Altman, Executive Chairman. “We have had an exceptional record in recruiting. The Firm’s global reach has widened impressively, as we added a presence in India and South Korea last year. Our brand has never been stronger. In light of these factors, it’s not surprising that we had a record result in 2011.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010	% Change
	(dollars in thousands)
Net Revenues	$112,781	$163,181	$101,452	(31%)	11%	$524,264	$375,905	39%
Operating Income (Loss)	$(1,009)	$13,442	$9,658	NM	NM	$35,812	$36,860	(3%)
Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc.	$(3)	$1,957	$3,519	NM	NM	$7,918	$9,471	(16%)
Diluted Earnings Per Share from Continuing Operations	$—	$0.06	$0.14	NM	NM	$0.27	$0.41	(34%)
Compensation Ratio	66%	70%	66%			68%	66%
Operating Margin	(1%)	8%	10%			7%	10%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010	% Change
	(dollars in thousands)
Net Revenues	$111,624	$163,094	$101,622	(32%)	10%	$520,352	$372,944	40%
Operating Income	$19,605	$33,383	$17,166	(41%)	14%	$105,845	$67,026	58%
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$14,067	$19,792	$10,924	(29%)	29%	$63,129	$38,122	66%
Diluted Earnings Per Share from Continuing Operations	$0.32	$0.46	$0.27	(30%)	19%	$1.48	$0.95	56%
Compensation Ratio	56%	62%	61%			59%	61%
Operating Margin	18%	20%	17%			20%	18%

The above U.S. GAAP and Adjusted Pro Forma results present the continuing operations of the Company, which exclude amounts related to Evercore Asset Management (“EAM”), whose operations were discontinued during the fourth quarter of 2011. During the fourth quarter of 2011, the Company announced its plan to liquidate EAM’s business, resulting in a $1.0 million charge related to the write-off of EAM’s intangible assets in the third quarter of 2011. The Company completed the liquidation of EAM prior to December 31, 2011. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-10 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses from continuing operations is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-10 in Annex I.

Investment Banking

Investment Banking had a record year in 2011. Net revenues of $421.4 million increased 42% in comparison to 2010, while operating income of $95.6 million increased by 45%. Operating margins increased to 23%. The Company significantly expanded its ability to serve clients during the year through the addition of new partners and the acquisition of Lexicon Partners. For the year, the Company earned advisory fees from 245 clients (183 in 2010), including fees in excess of $1 million from 94 clients (62 in 2010). The Company had 60 Investment Banking Senior Managing Directors at December 31, 2011.

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$89,485	$138,121	$75,653	$419,654	$292,001
Other Revenue, net	816	230	460	1,765	4,085

Net Revenues	90,301	138,351	76,113	421,419	296,086

Expenses:
Employee Compensation and Benefits	49,008	85,945	47,604	249,731	178,376
Non-compensation Costs	22,543	21,301	14,563	76,111	51,990

Total Expenses	71,551	107,246	62,167	325,842	230,366

Operating Income	$18,750	$31,105	$13,946	$95,577	$65,720

Compensation Ratio	54%	62%	63%	59%	60%
Operating Margin	21%	22%	18%	23%	22%

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$92,854	$139,995	$77,137	$430,597	$301,931
Other Revenue, net	(251)	(829)	(590)	(2,473)	(84)

Net Revenues	92,603	139,166	76,547	428,124	301,847

Expenses:
Employee Compensation and Benefits	61,304	98,059	51,986	294,070	195,908
Non-compensation Costs	30,032	25,660	16,532	95,513	63,812
Special Charges	1,268	2,626	—	3,894	—

Total Expenses	92,604	126,345	68,518	393,477	259,720

Operating Income (Loss)	$(1)	$12,821	$8,029	$34,647	$42,127

Compensation Ratio	66%	70%	68%	69%	65%
Operating Margin	—%	9%	10%	8%	14%

Evercore’s Investment Banking segment reported net revenues this quarter of $90.3 million, up 19% from Q4 2010 but down 35% from last quarter’s record. Operating Income of $18.8 million increased 34% compared to Q4 2010 and decreased 40% compared to Q3 2011.

Revenues

Revenues were $89.5 million in the fourth quarter, an 18% increase in comparison with the prior year’s quarter and a 35% decrease in comparison with the prior quarter. Investment Banking earned advisory fees from 127 clients in the fourth quarter (91 in Q4 2010), and fees in excess of $1 million from 26 clients during Q4 2011 (20 in Q4 2010). During the quarter we advised on several of the most prominent announced transactions, including Kinder Morgan’s acquisition of El Paso, ITOCHU on its acquisition of Samson Investment Corporation and Forsakrings AB Skandia’s sale to Livforsakrings AB Skandia. The Institutional Equities business continued to gain traction with clients, both in terms of research coverage and fee-paying clients and the Private Funds Group closed three capital raises during the quarter.

Expenses

For the three months ended December 31, 2011, compensation costs were $49.0 million, an increase of 3% from Q4 2010 and a decrease of 43% from Q3 2011. The trailing twelve-month compensation ratio was 59%, down from 60% in Q4 2010 and 61% in Q3 2011. For the three months ended December 31, 2011, Evercore’s Investment Banking compensation ratio was 54%, versus the compensation ratio reported for the three months ended December 31, 2010 and September 30, 2011 of 63% and 62%, respectively.

Non-compensation costs for the three months ended December 31, 2011 of $22.5 million increased from the same period last year and in comparison to last quarter. The ratio of non-compensation costs to revenue for the three and twelve months ended December 31, 2011 were 25% and 18%, respectively. The increase in costs was attributable to the inclusion of Lexicon personnel in our consolidated results, the addition of other experienced personnel and higher occupancy and travel costs reflecting our growth.

New Business Update

The Institutional Equities business is now composed of 67 professionals. The Research team has expanded the number of companies under coverage to 227 and the sales force has now opened accounts with 234 clients. For the three months ended December 31, 2011 the business generated $4.7 million in revenues, a 7% increase over the prior quarter. Expenses were $10.5 million for the quarter, an increase of 13% in comparison to the prior quarter due to a full quarter’s effect of recent headcount growth.

Investment Management

Investment Management also had a record year in 2011, reporting net revenues and operating income of $98.9 million and $10.3 million, respectively. The operating margin of 10% for fiscal 2011 increased five-fold in comparison to the year ended December 31, 2010. Investment Management continued to expand its client service capability in 2011, adding a Midwest coverage team at Evercore Wealth Management and completing its investment in ABS Investment Management, a leading fund of equity hedge funds managers with $3.5 billion of AUM, in December 2011. At December 31, 2011 Investment Management had $13.0 billion of AUM.

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$21,251	$24,557	$25,362	$98,375	$73,885
Other Revenue, net	72	186	147	558	2,973

Net Revenues	21,323	24,743	25,509	98,933	76,858

Expenses:
Employee Compensation and Benefits	13,022	14,834	14,274	58,235	48,540
Non-compensation Costs	7,446	7,631	8,015	30,430	27,012

Total Expenses	20,468	22,465	22,289	88,665	75,552

Operating Income	$855	$2,278	$3,220	$10,268	$1,306

Compensation Ratio	61%	60%	56%	59%	63%
Operating Margin	4%	9%	13%	10%	2%

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$21,007	$24,723	$25,646	$99,161	$74,610
Other Revenue, net	(829)	(708)	(741)	(3,021)	(552)

Net Revenues	20,178	24,015	24,905	96,140	74,058

Expenses:
Employee Compensation and Benefits	13,576	15,575	15,026	63,610	51,829
Non-compensation Costs	7,610	7,819	8,250	31,365	27,496

Total Expenses	21,186	23,394	23,276	94,975	79,325

Operating Income (Loss)	$(1,008)	$621	$1,629	$1,165	$(5,267)

Compensation Ratio	67%	65%	60%	66%	70%
Operating Margin	(5%)	3%	7%	1%	(7%)

Investment Management Net Revenues of $21.3 million for the quarter decreased 16% and 14% from Q4 2010 and Q3 2011, respectively. Operating income of $0.9 million for the fourth quarter decreased relative to last year’s fourth quarter due primarily to realized and unrealized gains in last year’s quarter from the private equity portfolio. AUM of $13.0 billion represents a decrease of 1% from Q3 2011 on net outflows of $0.8 billion, partially offset by $0.6 billion of market appreciation, and a decrease of 23% from the prior year end.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(dollars in thousands)
Management Fees
Wealth Management	$4,137	$3,927	$2,894	$15,296	$9,826
Institutional Asset Management (1)	13,828	16,016	17,304	65,220	48,542
Private Equity	2,437	1,678	1,915	7,544	8,396

Total Management Fees	20,402	21,621	22,113	88,060	66,764

Realized and Unrealized Gains (Losses)
Institutional Asset Management	871	1,269	1,670	4,297	5,546
Private Equity	(348)	1,728	1,711	6,200	2,148

Total Realized and Unrealized Gains (Losses)	523	2,997	3,381	10,497	7,694

Equity in Affiliate Managers (2)	326	(61)	(132)	(182)	(573)

Investment Management Revenues	$21,251	$24,557	$25,362	$98,375	$73,885

(1)	Management fees from Institutional Asset Management were $13.9 million, $16.1 million and $65.8 million for the three months ended December 31, 2011, September 30, 2011 and twelve months ended December 31, 2011, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in Pan, G5 and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income (Loss) from Equity Method Investments.

Management and Investment Advisory fees of $20.4 million decreased for the three months ended December 31, 2011 compared to the same period of 2010, as higher management fees in Private Equity were offset by lower AUM in Institutional Asset Management. Management fees earned in the fourth quarter declined in comparison to the fees earned in the third quarter of 2011 reflecting the decline in AUM reported at the end of the third quarter.

Expenses

Fourth quarter expenses decreased modestly in comparison to last quarter. Non-compensation costs included $1.6 million related to the amortization of acquired intangible assets for the three months ended December 31, 2011.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and twelve months ended December 31, 2011 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition and certain business acquisition related costs, including certain Lexicon costs that are included for U.S. GAAP purposes because such costs were contingent upon the closing of the acquisition. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and twelve months ended December 31, 2010 and the three months ended September 30, 2011, are included in Annex I, pages A-2 to A-10.

Noncontrolling Interests

Noncontrolling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended December 31, 2011 and 2010 and September 30, 2011 the gain (loss) allocated to noncontrolling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(dollars in thousands)
Segment
Investment Banking (1)	$(2,112)	$(1,754)	$(2,752)	$(5,553)	$(4,678)
Investment Management (1)	(1)	822	661	2,616	974

Total	$(2,113)	$(932)	$(2,091)	$(2,937)	$(3,704)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense which is eliminated for ETC.

Income Taxes

For the three and twelve months ended December 31, 2011, Evercore’s Adjusted Pro Forma effective tax rate was 32.2% and 38.6%, respectively, compared to 42.0% for the three and twelve months ended December 31, 2010.

For the three and twelve months ended December 31, 2011, Evercore’s U.S. GAAP effective tax rate was approximately (143.2%) and 61.9%, respectively, compared to 46.2% and 44.6% for the three and twelve months ended December 31, 2010, respectively. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the noncontrolling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $264.2 million at December 31, 2011. Current assets exceed current liabilities by $180.5 million at December 31, 2011. Amounts due related to the Long-Term Notes Payable were $99.7 million at December 31, 2011.

During the quarter the Company repurchased approximately 366,000 shares at an average cost of $27.39 per share.

Dividend

On January 31, 2012, the Board of Directors of Evercore declared a quarterly dividend of $0.20 per share to be paid on March 9, 2012 to common stockholders of record on February 24, 2012.

Conference Call

Investors and analysts may participate in the live conference call by dialing (866) 831-6291 (toll-free domestic) or (617) 213-8860 (international); passcode: 36614063. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 55939850. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Houston, Los Angeles, Minneapolis, San Francisco, Washington D.C., London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh Chief Financial Officer, Evercore Partners 212-857-3100

Media Contact:	Carina Davidson The Abernathy MacGregor Group, for Evercore Partners 212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2010, subsequent quarterly reports on Form 10-Q, current reports in Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

Schedule	Page Number
Unaudited Condensed Consolidated Statements of Operations for the Three and Twelve Months Ended December 31, 2011 and 2010	A-1
Adjusted Pro Forma:
Adjusted Pro Forma Results	A-2
U.S. GAAP Reconciliation to Adjusted Pro Forma (Unaudited)	A-4
Adjusted Pro Forma Segment Reconciliation to U.S. GAAP for the Three and Twelve Months ended December 31, 2011 (Unaudited)	A-6
Adjusted Pro Forma Segment Reconciliation to U.S. GAAP for the Three Months ended September 30, 2011 (Unaudited)	A-7
Adjusted Pro Forma Segment Reconciliation to U.S. GAAP for the Three and Twelve Months ended December 31, 2010 (Unaudited)	A-8
Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data	A-9

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2011 AND 2010

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Revenues
Investment Banking Revenue	$92,854	$77,137	$430,597	$301,931
Investment Management Revenue	21,007	25,646	99,161	74,610
Other Revenue	2,895	4,120	13,897	22,205

Total Revenues	116,756	106,903	543,655	398,746
Interest Expense (1)	3,975	5,451	19,391	22,841

Net Revenues	112,781	101,452	524,264	375,905

Expenses
Employee Compensation and Benefits	74,880	67,012	357,680	247,737
Occupancy and Equipment Rental	6,730	5,183	23,497	18,081
Professional Fees	8,112	7,699	33,516	28,035
Travel and Related Expenses	7,387	4,771	23,172	16,475
Communications and Information Services	2,755	1,715	8,303	5,664
Depreciation and Amortization	6,864	3,361	17,746	9,921
Special Charges	1,268	—	3,894	—
Acquisition and Transition Costs	1,153	278	3,465	3,399
Other Operating Expenses	4,641	1,775	17,179	9,733

Total Expenses	113,790	91,794	488,452	339,045

Income (Loss) Before Income (Loss) from Equity Method Investments and Income Taxes	(1,009)	9,658	35,812	36,860
Income (Loss) from Equity Method Investments	255	(116)	919	(557)

Income (Loss) Before Income Taxes	(754)	9,542	36,731	36,303
Provision for Income Taxes	1,080	4,413	22,724	16,177

Net Income (Loss) from Continuing Operations	(1,834)	5,129	14,007	20,126

Discontinued Operations
Income (Loss) from Discontinued Operations	(1,443)	(799)	(4,198)	(2,618)
Provision (Benefit) for Income Taxes	61	(41)	(722)	(297)
Net Income (Loss) Attributable to Noncontrolling Interest	(851)	(526)	(2,510)	(1,804)

Net Income (Loss) from Discontinued Operations	(653)	(232)	(966)	(517)

Net Income (Loss)	(2,487)	4,897	13,041	19,609
Net Income (Loss) Attributable to Noncontrolling Interest	(1,831)	1,610	6,089	10,655

Net Income (Loss) Attributable to Evercore Partners Inc.	$(656)	$3,287	$6,952	$8,954

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$(24)	$3,498	$7,834	$9,397
From Discontinued Operations	(653)	(232)	(966)	(517)

Net Income (Loss) Attributable to Evercore Partners Inc.	$(677)	$3,266	$6,868	$8,880

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	28,609	21,892	26,019	19,655
Diluted	28,609	25,353	29,397	22,968

Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$—	$0.16	$0.30	$0.47
From Discontinued Operations	(0.02)	(0.01)	(0.04)	(0.02)

Net Income Attributable to Evercore Partners Inc.	$(0.02)	$0.15	$0.26	$0.45

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$—	$0.14	$0.27	$0.41
From Discontinued Operations	(0.02)	(0.01)	(0.04)	(0.02)

Net Income (Loss) Attributable to Evercore Partners Inc.	$(0.02)	$0.13	$0.23	$0.39

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other IPO related restricted stock unit awards, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will generally vest over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Vesting of Contingently Vested Equity Awards. The Company incurred expenses in Employee Compensation and Benefits, resulting from the vesting of awards issued at the time of the IPO. These awards vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the June 2011 offering, we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested stock-based awards. The completion of the June 2011 offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of these awards.

3.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon as well as for other professional fees in connection with the Lexicon acquisition.

4.	Client Related Expenses. The Company has reflected the reclassification of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income (Loss) from Equity Method Investments. The Adjusted Pro Forma results present Income (Loss) from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net Revenues - U.S. GAAP (a)	$112,781	$163,181	$101,452	$524,264	$375,905
Client Related Expenses (1)	(3,380)	(2,235)	(1,652)	(12,648)	(10,098)
Income (Loss) from Equity Method Investments (2)	255	195	(116)	919	(557)
Interest Expense on Long-term Debt (3)	1,968	1,953	1,938	7,817	7,694

Net Revenues - Adjusted Pro Forma (a)	$111,624	$163,094	$101,622	$520,352	$372,944

Compensation Expense - U.S. GAAP (a)	$74,880	$113,634	$67,012	$357,680	$247,737
Amortization of LP Units and Certain Other Awards (4)	(5,961)	(5,126)	(5,134)	(23,707)	(20,821)
IPO Related Restricted Stock Unit Awards (5)	—	—	—	(11,389)	—
Acquisition Related Compensation Charges (6)	(6,889)	(7,729)	—	(14,618)	—

Compensation Expense - Adjusted Pro Forma (a)	$62,030	$100,779	$61,878	$307,966	$226,916

Operating Income (Loss) - U.S. GAAP (a)	$(1,009)	$13,442	$9,658	$35,812	$36,860
Income (Loss) from Equity Method Investments (2)	255	195	(116)	919	(557)

Pre-Tax Income (Loss) - U.S. GAAP (a)	(754)	13,637	9,542	36,731	36,303
Amortization of LP Units and Certain Other Awards (4)	6,279	5,321	5,134	24,220	20,821
IPO Related Restricted Stock Unit Awards (5)	—	—	—	11,389	—
Acquisition Related Compensation Charges (6)	6,889	7,729	—	14,618	—
Special Charges (7)	1,268	2,626	—	3,894	—
Intangible Asset Amortization (8)	3,955	2,117	552	7,176	2,208

Pre-Tax Income - Adjusted Pro Forma (a)	17,637	31,430	15,228	98,028	59,332
Interest Expense on Long-term Debt (3)	1,968	1,953	1,938	7,817	7,694

Operating Income - Adjusted Pro Forma (a)	$19,605	$33,383	$17,166	$105,845	$67,026

Provision for Income Taxes - U.S. GAAP (a)	$1,080	$11,144	$4,413	$22,724	$16,177
Income Taxes (9)	4,603	1,426	1,982	15,112	8,737

Provision for Income Taxes - Adjusted Pro Forma (a)	$5,683	$12,570	$6,395	$37,836	$24,914

Net Income (Loss) from Continuing Operations (a)	$(1,834)	$2,493	$5,129	$14,007	$20,126
Net Income (Loss) Attributable to Noncontrolling Interest (a)	(1,831)	536	1,610	6,089	10,655

Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc. - U.S. GAAP (a)	(3)	1,957	3,519	7,918	9,471
Amortization of LP Units and Certain Other Awards (4)	6,279	5,321	5,134	24,220	20,821
IPO Related Restricted Stock Unit Awards (5)	—	—	—	11,389	—
Acquisition Related Compensation Charges (6)	6,889	7,729	—	14,618	—
Special Charges (7)	1,268	2,626	—	3,894	—
Intangible Asset Amortization (8)	3,955	2,117	552	7,176	2,208
Income Taxes (9)	(4,603)	(1,426)	(1,982)	(15,112)	(8,737)
Noncontrolling Interest (10)	282	1,468	3,701	9,026	14,359

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - Adjusted Pro Forma (a)	$14,067	$19,792	$10,924	$63,129	$38,122

Diluted Shares Outstanding - U.S. GAAP	28,609	31,235	25,353	29,397	22,968
Warrants (11)	844	—	—	—	—
Vested Partnership Units (11)	6,475	6,444	9,795	7,918	11,914
Unvested Partnership Units (11)	4,389	4,447	4,540	4,473	4,540
Unvested Restricted Stock Units - Event Based (11)	12	12	633	276	633
Acquisition Related Share Issuance (6)	2,018	815	—	569	—
Unvested Restricted Stock - Service Based (11)	1,552	—	—	—	—

Diluted Shares Outstanding - Adjusted Pro Forma	43,899	42,953	40,321	42,633	40,055

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations - U.S. GAAP (c)	$—	$0.06	$0.14	$0.27	$0.41
Diluted Earnings Per Share from Continuing Operations - Adjusted Pro Forma (c)	$0.32	$0.46	$0.27	$1.48	$0.95

Compensation Ratio - U.S. GAAP	66%	70%	66%	68%	66%
Compensation Ratio - Adjusted Pro Forma	56%	62%	61%	59%	61%

Operating Margin - U.S. GAAP	(1%)	8%	10%	7%	10%
Operating Margin - Adjusted Pro Forma	18%	20%	17%	20%	18%

Effective Tax Rate - U.S. GAAP	(143%)	82%	46%	62%	45%
Effective Tax Rate - Adjusted Pro Forma	32%	40%	42%	39%	42%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended December 31, 2011, September 30, 2011 and December 31, 2010, respectively, and $84 and $74 of accretion for the twelve months ended December 31, 2011 and 2010, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Net Revenues - U.S. GAAP	$524,264	$512,935	$375,905
Client Related Expenses (1)	(12,648)	(10,920)	(10,098)
Income (Loss) from Equity Method Investments (2)	919	548	(557)
Interest Expense on Long-term Debt (3)	7,817	7,787	7,694

Net Revenues - Adjusted Pro Forma	$520,352	$510,350	$372,944

Compensation Expense - U.S. GAAP	$357,680	$349,812	$247,737
Amortization of LP Units and Certain Other Awards (4)	(23,707)	(22,880)	(20,821)
IPO Related Restricted Stock Unit Awards (5)	(11,389)	(11,389)	—
Acquisition Related Compensation Charges (6)	(14,618)	(7,729)	—

Compensation Expense - Adjusted Pro Forma	$307,966	$307,814	$226,916

Compensation Ratio - U.S. GAAP (a)	68%	68%	66%
Compensation Ratio - Adjusted Pro Forma (a)	59%	60%	61%

	Investment Banking
	Twelve Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Net Revenues - U.S. GAAP	$428,124	$412,068	$301,847
Client Related Expenses (1)	(12,044)	(10,246)	(9,946)
Income from Equity Method Investments (2)	1,101	1,188	16
Interest Expense on Long-term Debt (3)	4,238	4,221	4,169

Net Revenues - Adjusted Pro Forma	$421,419	$407,231	$296,086

Compensation Expense - U.S. GAAP	$294,070	$284,752	$195,908
Amortization of LP Units and Certain Other Awards (4)	(20,815)	(19,790)	(17,532)
IPO Related Restricted Stock Unit Awards (5)	(8,906)	(8,906)	—
Acquisition Related Compensation Charges (6)	(14,618)	(7,729)	—

Compensation Expense - Adjusted Pro Forma	$249,731	$248,327	$178,376

Compensation Ratio - U.S. GAAP (a)	69%	69%	65%
Compensation Ratio - Adjusted Pro Forma (a)	59%	61%	60%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$89,485	$3,369	(1)(2)	$92,854	$419,654	$10,943	(1)(2)	$430,597
Other Revenue, net	816	(1,067	) (3)	(251)	1,765	(4,238	) (3)	(2,473)

Net Revenues	90,301	2,302		92,603	421,419	6,705		428,124

Expenses:
Employee Compensation and Benefits	49,008	12,296	(4)(5)(6)	61,304	249,731	44,339	(4)(5)(6)	294,070
Non-compensation Costs	22,543	7,489	(4)(8)	30,032	76,111	19,402	(4)(8)	95,513
Special Charges	—	1,268	(7)	1,268	—	3,894	(7)	3,894

Total Expenses	71,551	21,053		92,604	325,842	67,635		393,477

Operating Income (Loss) from Continuing Operations	$18,750	$(18,751)		$(1)	$95,577	$(60,930)		$34,647

Compensation Ratio (a)	54%			66%	59%			69%
Operating Margin (a)	21%			—%	23%			8%

	Investment Management Segment
	Three Months Ended December 31, 2011				Twelve Months Ended December 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$21,251	$(244	) (1)(2)	$21,007	$98,375	$786	(1)(2)	$99,161
Other Revenue, net	72	(901	) (3)	(829)	558	(3,579	) (3)	(3,021)

Net Revenues	21,323	(1,145)		20,178	98,933	(2,793)		96,140

Expenses:
Employee Compensation and Benefits	13,022	554	(4)(5)	13,576	58,235	5,375	(4)(5)	63,610
Non-compensation Costs	7,446	164	(8)	7,610	30,430	935	(8)	31,365

Total Expenses	20,468	718		21,186	88,665	6,310		94,975

Operating Income (Loss) from Continuing Operations	$855	$(1,863)		$(1,008)	$10,268	$(9,103)		$1,165

Compensation Ratio (a)	61%			67%	59%			66%
Operating Margin (a)	4%			(5%)	10%			1%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$138,121	$1,874	(1)(2)	$139,995
Other Revenue, net	230	(1,059	) (3)	(829)

Net Revenues	138,351	815		139,166

Expenses:
Employee Compensation and Benefits	85,945	12,114	(4)(5)(6)	98,059
Non-compensation Costs	21,301	4,359	(4)(8)	25,660
Special Charges	—	2,626	(7)	2,626

Total Expenses	107,246	19,099		126,345

Operating Income from Continuing Operations	$31,105	$(18,284)		$12,821

Compensation Ratio (a)	62%			70%
Operating Margin (a)	22%			9%

	Investment Management Segment
	Three Months Ended September 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$24,557	$166	(1)(2)	$24,723
Other Revenue, net	186	(894	) (3)	(708)

Net Revenues	24,743	(728)		24,015

Expenses:
Employee Compensation and Benefits	14,834	741	(4)(5)	15,575
Non-compensation Costs	7,631	188	(8)	7,819

Total Expenses	22,465	929		23,394

Operating Income from Continuing Operations	$2,278	$(1,657)		$621

Compensation Ratio (a)	60%			65%
Operating Margin (a)	9%			3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2010				Twelve Months Ended December 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$75,653	$1,484	(1)(2)	$77,137	$292,001	$9,930	(1)(2)	$301,931
Other Revenue, net	460	(1,050	) (3)	(590)	4,085	(4,169	) (3)	(84)

Net Revenues	76,113	434		76,547	296,086	5,761		301,847

Expenses:
Employee Compensation and Benefits	47,604	4,382	(4)	51,986	178,376	17,532	(4)	195,908
Non-compensation Costs	14,563	1,969	(8)	16,532	51,990	11,822	(8)	63,812

Total Expenses	62,167	6,351		68,518	230,366	29,354		259,720

Operating Income from Continuing Operations	$13,946	$(5,917)		$8,029	$65,720	$(23,593)		$42,127

Compensation Ratio (a)	63%			68%	60%			65%
Operating Margin (a)	18%			10%	22%			14%

	Investment Management Segment
	Three Months Ended December 31, 2010				Twelve Months Ended December 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$25,362	$284	(1)(2)	$25,646	$73,885	$725	(1)(2)	$74,610
Other Revenue, net	147	(888	) (3)	(741)	2,973	(3,525	) (3)	(552)

Net Revenues	25,509	(604)		24,905	76,858	(2,800)		74,058

Expenses:
Employee Compensation and Benefits	14,274	752	(4)	15,026	48,540	3,289	(4)	51,829
Non-compensation Costs	8,015	235	(8)	8,250	27,012	484	(8)	27,496

Total Expenses	22,289	987		23,276	75,552	3,773		79,325

Operating Income (Loss) from Continuing Operations	$3,220	$(1,591)		$1,629	$1,306	$(6,573)		$(5,267)

Compensation Ratio (a)	56%			60%	63%			70%
Operating Margin (a)	13%			7%	2%			(7%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of client related expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.
(2)	Income (Loss) from Equity Method Investments is included within Revenue as the Company’s Management believes it is a more meaningful presentation.
(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	The Company incurred expenses from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period.
(5)	The Company incurred expenses from the vesting of IPO related restricted stock unit awards relating to the June 2011 offering.
(6)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.
(7)	Expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon as well as for an introducing fee in connection with the Lexicon acquisition.
(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments;

	Three Months Ended December 31, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$5,389	$1,341	$6,730	$—		$6,730
Professional Fees	5,003	1,460	6,463	1,649	(1)	8,112
Travel and Related Expenses	5,379	594	5,973	1,414	(1)	7,387
Communications and Information Services	2,232	483	2,715	40	(1)	2,755
Depreciation and Amortization	1,265	1,644	2,909	3,955	(8a)	6,864
Acquisition and Transition Costs	225	928	1,153	—		1,153
Other Operating Expenses	3,050	996	4,046	595	(1)	4,641

Total Non-compensation Costs from Continuing Operations	$22,543	$7,446	$29,989	$7,653		$37,642

	Three Months Ended September 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$4,331	$1,645	$5,976	$—		$5,976
Professional Fees	6,143	2,445	8,588	807	(1)	9,395
Travel and Related Expenses	4,309	525	4,834	1,022	(1)	5,856
Communications and Information Services	1,185	360	1,545	29	(1)	1,574
Depreciation and Amortization	1,120	1,649	2,769	2,117	(8a)	4,886
Acquisition and Transition Costs	1,053	125	1,178	—		1,178
Other Operating Expenses	3,160	882	4,042	572	(1)	4,614

Total Non-compensation Costs from Continuing Operations	$21,301	$7,631	$28,932	$4,547		$33,479

	Three Months Ended December 31, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,705	$1,478	$5,183	$—		$5,183
Professional Fees	4,546	2,329	6,875	824	(1)	7,699
Travel and Related Expenses	3,541	558	4,099	672	(1)	4,771
Communications and Information Services	1,228	446	1,674	41	(1)	1,715
Depreciation and Amortization	1,094	1,715	2,809	552	(8a)	3,361
Acquisition and Transition Costs	273	5	278	—		278
Other Operating Expenses	176	1,484	1,660	115	(1)	1,775

Total Non-compensation Costs from Continuing Operations	$14,563	$8,015	$22,578	$2,204		$24,782

	Twelve Months Ended December 31, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$17,135	$6,362	$23,497	$—		$23,497
Professional Fees	19,486	7,931	27,417	6,099	(1)	33,516
Travel and Related Expenses	15,918	2,226	18,144	5,028	(1)	23,172
Communications and Information Services	6,301	1,848	8,149	154	(1)	8,303
Depreciation and Amortization	3,921	6,649	10,570	7,176	(8a)	17,746
Acquisition and Transition Costs	2,192	1,273	3,465	—		3,465
Other Operating Expenses	11,158	4,141	15,299	1,880	(1)	17,179

Total Non-compensation Costs from Continuing Operations	$76,111	$30,430	$106,541	$20,337		$126,878

	Twelve Months Ended December 31, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$12,832	$5,249	$18,081	$—		$18,081
Professional Fees	14,174	7,861	22,035	6,000	(1)	28,035
Travel and Related Expenses	11,191	1,624	12,815	3,660	(1)	16,475
Communications and Information Services	4,177	1,360	5,537	127	(1)	5,664
Depreciation and Amortization	3,414	4,299	7,713	2,208	(8a)	9,921
Acquisition and Transition Costs	1,456	1,943	3,399	—		3,399
Other Operating Expenses	4,746	4,676	9,422	311	(1)	9,733

Total Non-compensation Costs from Continuing Operations	$51,990	$27,012	$79,002	$12,306		$91,308

(8a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 32% and 39% for the three and twelve months ended December 31, 2011, respectively. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.
(11)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.